Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 of Argo Blockchain plc of our report dated May 15, 2025, with respect to the consolidated financial statements of Argo Blockchain plc included in this Annual Report on Form 20-F for the years ended December 31, 2024, 2023 and 2022.

We also consent to the reference to PKF Littlejohn LLP as an independent registered public accounting firm under the caption “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

May 15, 2025

London, United Kingdom